UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2017

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future are forward-looking statements, including, but not limited to, statements regarding the Company’s future compensation payments, arrangements, plans or amendments (including those related to profit sharing and stock-based compensation). Forward-looking statements generally can be identified by words such as “estimate,” “expect,” “intend,” “plan,” “target,” “continue,” “change,” “to be,” “future,” “could,” “will,” or similar expressions. Forward-looking statements are necessarily speculative in nature, are based on numerous assumptions, and involve known and unknown risks, uncertainties and other factors (some of which are beyond our control) that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to: (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission, including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended December 31, 2015, under the heading Item 1A - “Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Each forward-looking statement contained in this Current Report on Form 8-K is specifically qualified in its entirety by the aforementioned factors. In light of the foregoing, investors are advised to carefully read this Current Report on Form 8-K in connection with the important disclaimers set forth above and are urged not to rely on any forward-looking statements in reaching any conclusions or making any investment decisions about us or our securities. Except as required by law, we do not intend and undertake no obligation to update, revise or publicly release any updates or revisions to any forward-looking statements hereunder, whether as a result of the receipt of new information, the occurrence of future events, the change of circumstances or otherwise.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensation of Named Executive Officers

To better align our Named Executive Officers’ short- and long-term incentives with our strategic objectives, on February 4, 2017, the Compensation and Leadership Development Committee (the “Committee”) of our Board of Directors, approved certain updates to the compensatory arrangements for our named executive officers (the “Named Executive Officers”) that the Company announced previously on October 19, 2016, as well as on December 6, 2016. The Committee believes that, with these updates, median Company performance will result in median compensation for our Named Executive Officers and above average performance will result in above average compensation. These arrangements as updated are set forth below.

Our Named Executive Officers are at-will employees. We do not have a written employment contract with any of them. We or each of the Named Executive Officers can terminate the employment relationship at any time, for any reason with or without cause.

2017 Salaries and Profit Sharing Trust Contributions

For each of our Named Executive Officers set forth in the table below, his or her respective 2017 annual salary and the contribution that we expect to make to his or her respective profit sharing trust account for 2017, as increased from 2016, are as follows:

		Estimated
	2017	2017 Profit Sharing
	Annual Salary	Trust Contribution{1}
Karen Colonias	$740,000	$27,000
President and Chief Executive Officer

Brian J. Magstadt	500,000	27,000
Chief Financial Officer, Treasurer and Secretary

Ricardo Arevalo	460,000	27,000
Chief Operating Officer, Simpson Strong-Tie Company Inc.

Roger Dankel	460,000	27,000
President of North American Sales, Simpson Strong-Tie Company Inc.

Jeffrey E. Mackenzie	350,000	27,000
Vice President

{1} If we employ him or her on December 31, 2017, or if he or she retires after reaching the age of 60 or older during 2017, we will contribute to his or her profit sharing trust account 10% of his or her salary, with a contribution limit of $27,000 for 2017, plus a pro rata share of forfeitures by other participants in our profit sharing trust program. The estimates in this table assume that no such forfeitures will occur. Of this 10% contribution, 7% will be paid in 2018, and 3% will be paid quarterly in the month following the last month of each calendar quarter of 2017.

The increased 2017 salary and profit sharing trust contribution for each of the Named Executive Officers are part of a change in the mix of compensation. On the one hand, there is an increase in such fixed components, and on the other hand, there is an expected reduction in, and a cap on, the short-term variable component of the 2017 compensatory arrangements for our Named Executive Officers under the Executive Officer Cash Profit Sharing Plan (discussed below). Such arrangement, along with the updated 2017 equity awards in the form of restricted stock units to be issued under the Company’s 2011 Incentive Plan

(the “Plan”), adopted on April 26, 2011, and amended and restated on April 21, 2015, is intended to balance both short- and long-term incentives for our Named Executive Officers.

The fixed components of the 2017 compensatory arrangements for each of our Named Executive Officers, including salary and profit sharing trust contribution, have not been changed from what the Company announced previously in December 2016 (see the Company’s current report on Form 8-K, dated December 6, 2016).

Amended Executive Officer Cash Profit Sharing Plan

The Company has maintained an Executive Officer Cash Profit Sharing Plan to (i) parallel the Company’s Cash Profit Sharing Plan and provide cash awards for our Named Executive Officers, and (ii) meet, at the same time, the requirements of section 162(m) of the Internal Revenue Code of 1986 for the cash awards to be fully deductible as “performance-based compensation” in excess of the $1,000,000 limit for each of the “covered employees” under section 162(m) and regulations and interpretations promulgated thereunder.

As a result of the amendments made to our Executive Officer Cash Profit Sharing Plan in October 2016 (the “Plan Amendments”) that the Company announced previously in October 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016), instead of making quarterly awards, the amended Executive Officer Cash Profit Sharing Plan allows the Committee to decide when awards will be made to the covered employees thereunder with respect to a fiscal year.

Prior to the Plan Amendments, under the Executive Officer Cash Profit Sharing Plan, no award in excess of $2,500,000 will be paid to any covered employee with respect to any fiscal year. The Plan Amendments did not change this restriction. In addition, the Plan Amendments add an additional restriction that, with respect to a particular fiscal year, no award in excess of two times any covered employee’s targeted annual payout for that year will be paid to such employee under the Executive Officer Cash Profit Sharing Plan.

Pursuant to the Plan Amendments, any award under the Executive Officer Cash Profit Sharing Plan will be paid at such time as determined by the Committee; provided that all awards thereunder with respect to periods within a fiscal year shall be paid by March of the succeeding fiscal year. When assessing whether the $2,500,000 cap and/or the two-times cap under the amended Executive Officer Cash Profit Sharing Plan have been crossed, all awards made to a covered employee with respect to periods within the same fiscal year will be calculated together.

The Committee determined previously in October 2016 that, subject to the approval of the Plan Amendments by the Company’s stockholders at the Company’s 2017 annual meeting, with respect to fiscal year 2017, the awards under the Executive Officer Cash Profit Sharing Plan will be made through five payments, with each of the first four payments to be made quarterly and the last payment to be made at the end of 2017 (or thereafter by March, 2018). For each of the four quarters in 2017, a Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Amount. As for the last payment, the Named Executive Officer will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Amount for 2017. The net effect of such five payments is to reduce the amount of quarterly awards and proportionately increase the amount of awards to be made following the end of the year, with the year-end awards contingent upon achieving the Qualified Amount for the entire year.

Under the amended Executive Officer Cash Profit Sharing Plan, the Committee will base the determination of periodic awards to a covered employee on his or her applicable individual percentage of the amount (each, a “Qualified Amount”) by which the net profit, operating income or any other performance goal (each, a “Performance Goal”) of the Company or the employee’s relevant branch or subsidiary for the applicable period exceed a qualifying level for the Company, branch or subsidiary for that same period.

The framework of the short-term variable component of the 2017 compensatory arrangements for our Named Executive Officers has not been materially changed from what the Company announced previously in December 2016 (see the Company’s current report on Form 8-K, dated December 6, 2016).

On February 4, 2017, the Committee determined to use 2017 qualified operating profit of Simpson Strong-Tie Company Inc., a subsidiary of the Company, as the Performance Goal for 2017 and base the determination of periodic awards to a Named Executive Officer in 2017 under the amended Executive Officer Cash Profit Sharing Plan on his or her applicable individual percentage of the amount of that Performance Goal in excess of a specified qualifying level, a threshold amount of profit that must be exceeded before any profit-sharing payments to our Named Executive Officers are made. Such Performance Goal uses the same methodology that was used in 2016 and prior fiscal years to measure Qualified Amounts under the Executive Officer Cash Profit Sharing Plan. Qualified operating profit of Simpson Strong-Tie Company Inc. is calculated as follows:

Income from operations

Plus:    Stock compensation charges
Certain incentive compensation and commissions
Salaried pension contributions
Self-insured workers’ compensation costs

Equals:    Qualified operating profit

The 2017 annual qualifying level was established by the Committee on February 4, 2017, to be $130,000,000. Similarly, the 2017 quarterly qualifying level was established by the Committee on the same day to be $32,500,000, one quarter of the annual qualifying level.

The annual targeted qualified operating profit, the annual qualifying level and the annual cash profit sharing pool for 2017 are illustrated as follows:

Company-Wide
2017 Targeted
Annual Pool
Targeted Qualified Operating Profit	$228,800,000
Less: Qualifying Level	130,000,000
Targeted Cash Profit Sharing Pool	$98,800,000

Assuming that the qualified operating profit exceeds the qualifying level for each quarter of 2017, and therefore annually for the entire year of 2017, each of our Named Executive Officers will receive 4 quarterly payouts and 1 annual payout. If the qualified operating profit is less than the qualifying level in one or more quarters of 2017, our Named Executive Officers will receive no quarterly payments for such quarters. In addition, if the qualified operating profit is less than the 2017 annual qualifying level, our Named Executive Officers will receive no annual payment following the end of 2017 but may still receive one or more quarterly payments during 2017.

The targeted annual amount and the maximum amount that may be paid out under the amended Executive Officer Cash Profit Sharing Plan for 2017 for each of our Named Executive Officers are as follows:

	2017 Targeted	2017 Maximum
	Annual Payout{1}	Annual Payout
Karen Colonias	$740,000	$1,480,000
Brian J. Magstadt	250,000	500,000
Ricardo Arevalo	230,000	460,000
Roger Dankel	230,000	460,000
Jeffrey E. Mackenzie	175,000	350,000

{1}	Amounts expected to be paid for the full year of 2017 if 2017 qualified operating profit of Simpson Strong-Tie Company Inc. is $228,800,000.

The Company expects to submit the Plan Amendments for stockholder approval at the Company’s 2017 annual meeting of stockholders and include the Plan Amendments in the Company’s 2017 proxy statement for such annual meeting. If the Company’s stockholders approve the Plan Amendments, the amended Executive Officer Cash Profit Sharing Plan will apply to awards to be made after the end of fiscal year 2016. The first award under the amended Executive Officer Cash Profit Sharing Plan is expected to be made after the first quarter of fiscal year 2017.

In the event that the Company’s stockholders do not approve the Plan Amendments, the Company’s current Executive Officer Cash Profit Sharing Plan, last amended on February 25, 2008, will continue in effect with respect to awards to be made after the end of fiscal year 2016.

Changes to the CEO's and CFO's 2016 Performance-Based Restricted Stock Unit ("PSU") Awards

The Company announced previously in October 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016) that the Committee authorized amending the 2016 PSU awards that have been granted to our principal executive officer (“CEO”) and principal financial officer (“CFO”) (the “2016 PSU Amendments”).

Pursuant to the 2016 PSU Amendments, our CEO’s and CFO’s 2016 PSU awards are subject to the original performance goals, which are based on total stockholder return (“TSR”) at the Company, only for a one-year period starting on January 1, 2016 and ending on December 31, 2016 (the “First Measurement Period”), instead of the original three-year period. In addition, under the 2016 PSU Amendments, the initially targeted shares, calculated based on the achievement of the 2015 revenue goal for the Company, will be adjusted for the accounting fair value of the TSR-based performance goals at the end of the 2016 to become the adjusted targeted PSU shares under the amended 2016 PSU awards for our CEO and CFO. The 2016 PSU Amendments also provide that following the end of the First Measurement Period, the adjusted targeted PSU shares will be subject to new performance goals to be determined by the Committee and will be measured against such goals for a two-year cliff-vesting period starting on January 1, 2017 and ending on December 31, 2018 (the “Second Measurement Period”).

On February 4, 2017, the Committee set the new performance goals (the “New Performance Goals”) for our CEO’s and CFO’s 2016 PSU awards, which consist of one set of goals based on the Company’s revenue growth (the “Revenue Growth Goals”) and another set of goals based on return on invested capital at the Company (the “ROIC Goals”). The Committee also determined that, during the Second Measurement Period, half of our CEO’s and CFO’s 2016 PSU awards will be measured against the Revenue Growth Goals and the other half will be measured against the ROIC Goals, and approved a reduction of the maximum amount of PSU shares that will eventually vest in favor of our CEO or CFO following the end of the Second Measurement Period under his or her amended 2016 PSU awards from 200% to 120% of his or her adjusted targeted PSU shares.

The framework of the long-term component of the 2016 compensatory arrangements for our CEO and CFO, as amended, has not been materially changed from what the Company announced previously in October 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016), except for the reduction of the maximum amount of PSU shares that could eventually vest thereunder and the changes that are discussed in the “Changes to Our Named Executive Officers’ Equity Grant Agreements” section below. As a result, the number of PSU shares, which will eventually vest in favor of our CEO and CFO, following the end of 2018, will be between 0% and 120% of the adjusted targeted PSU shares, depending on the extent to which the New Performance Goals will have been achieved at the end of 2018.

The number of the adjusted targeted PSU shares and the maximum amount of PSU shares that could eventually vest under each of our CEO’s and CFO’s amended 2016 PSU awards is as follows:

	Targeted PSU Shares Under	Maximum PSU Shares Under
	Amended 2016 PSU Awards{1}	Amended 2016 PSU Awards
Karen Colonias	28,990	34,788
Brian J. Magstadt	12,080	14,496

{1}	As adjusted for the accounting fair value of the TSR-based performance goals at the end of the 2016.

As disclosed previously in the Company’s current report on Form 8-K, dated October 19, 2016, the 2016 PSU Amendments will be effective after being executed by the Company and the respective recipient thereunder.

Changes to Our Named Executive Officers’ 2017 PSU Awards

The Company announced previously in October 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016) that the Committee authorized changing the performance goals for the 2017 PSU awards to be granted to our Named Executive Officers. As a result, such PSU awards will be subject to new performance goals to be determined by the Committee and will be measured against such goals for a three-year cliff-vesting period starting on January 1, 2017, and ending on December 31, 2019 (the “Measurement Period”).

On February 4, 2017, the Committee set the New Performance Goals for our Named Executive Officers’ 2017 PSU awards, which are the same type of new performance goals applicable to our CEO’s and CFO’s amended 2016 PSU awards following the end of 2016, and a reduction of the maximum amount of PSU shares that could eventually vest in favor of a Named Executive Officer following the end of the Measurement Period under his or her 2017 PSU awards from 200% to 120% of his or her adjusted targeted PSU shares, which are calculated based on the achievement of the 2016 revenue goal for the Company and then adjusted for the accounting fair value of the TSR-based performance goals as of the award date. The Committee also determined that, during the Measurement Period, half of the 2017 PSU awards to be granted to each of our Named Executive Officers will be measured against the Revenue Growth Goals and the other half will be measured against the ROIC Goals.

The framework of the updated long-term component of the 2017 compensatory arrangements for our Named Executive Officers has not been materially changed from what the Company announced previously in October 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016), except for the reduction of the maximum amount of PSU shares that could eventually vest thereunder and the changes that are discussed in the “Changes to Our Named Executive Officers’ Equity Grant Agreements” section below. Consequently, the number of PSU shares that will eventually vest in favor of a Named Executive Officer under his or her 2017 PSU awards, following the end of the Measurement Period, will be between 0% and 120% of his or her adjusted targeted PSU shares, depending on the extent to which the New Performance Goals will have been achieved at the end of 2019.

The number of the adjusted targeted PSU shares and the maximum amount of PSU shares that could eventually vest under the 2017 PSU awards to be granted to each of our Named Executive Officers is as follows:

	Targeted PSU Shares Under	Maximum PSU Shares Under
	Amended 2017 PSU Awards{1}	Amended 2017 PSU Awards{2}
Karen Colonias{3}	35,874	43,048
Brian J. Magstadt	20,781	24,937
Ricardo Arevalo	14,541	17,449
Roger Dankel	14,541	17,449
Jeffrey E. Mackenzie	4,586	5,504

{1} As adjusted for the accounting fair value of the TSR-based performance goals as of the award date.

{2} No fractional shares will be issued or delivered pursuant to any PSU award, and therefore, any fractional shares may be forfeited or otherwise eliminated as determined by the Committee.

{3} The targeted PSU shares for our CEO calculated based on the achievement of the 2016 revenue goal for the Company is reduced by 13,784 shares as determined by the Committee before being adjusted for the accounting fair value of the TSR-based performance goals as of the award date of her 2017 PSU awards.

Changes to Our Named Executive Officers’ Equity Grant Agreements

On February 4, 2017, the Committee approved changes to the grant agreements related to our Named Executive Officers’ 2017 PSU awards and 2017 time-based restricted stock unit (“RSU”) awards and the amendments related to our CEO and CFO’s 2016 PSU awards that the Company announced previously in October, 2016 (see the Company’s current report on Form 8-K, dated October 19, 2016). The changes mainly focus on two aspects: (a) accelerated vesting and payout, and (b) change in control or asset sale.

Accelerated Vesting and Payout

Under the 2016 and prior grant agreements, the PSU or RSU awards may vest before the applicable vesting period expires if a recipient retires after reaching age 65, dies or becomes disabled. To increase the compatibility of the awards with section 409A of the Internal Revenue Code of 1986 and avoid potential negative tax implications for the recipient and the Company, the revised RSU grant agreements provide that, in case the RSU awards vest ahead of schedule and are determined by the Committee to be subject to section 409A, they may only be paid out in the enumerated situations as allowed under section 409A. In particular, in case a recipient is a specified employee under Section 409A, the RSU awards cannot be paid out until the date that is six months after the employee’s separation of service, which generally is when the employee completely stops working for the Company and its subsidiaries. Similarly, the revised PSU grant agreements and amendments provide that, irrespective of when the PSU awards vest, they may only be paid out following the last day of the applicable vesting period after the performance-measurement period has concluded.

In addition, while still providing for early vesting in case of death or disability, the revised grant agreements and amendments require that, for the PSU or RSU awards to vest ahead of schedule, instead of retiring at age 65, a recipient may only retire at age 55 and after having worked at the Company or its subsidiaries for 15 years (but for each year that the recipient delays his or her retirement after reaching age 55, he or she may work one year less and still retire). In case of early vesting of the PSU awards, the revised grant agreements and amendments require the PSU shares that could eventually vest in favor of the recipient to be prorated based on the early-vesting date and the date when the applicable vesting period is scheduled to expire.

Change in Control or Asset Sale

The Plan provides that on a change in control, if the surviving or resulting entity refuses to continue the PSU or RSU awards and does not substitute similar awards, and if the nature and terms of employment or engagement, including compensation and benefits, of a recipient will change significantly as a result of the change in control, then the awards will vest ahead of schedule. The Plan, however, allows individual grant agreements to alter this default arrangement.

The 2016 grant agreements do not change the default rule under the Plan but additionally provide that, in the case of an asset sale, the PSU or RSU awards will vest ahead of schedule in certain situations, including where a recipient is not subsequently employed or engaged by the surviving or resulting entity or the successor to the sold business or there is a significant change in the nature and terms of the subsequent employment or engagement of the recipient.

The revised grant agreements and amendments use a broader definition, “sale event,” to encompass both change-in-control and asset-sale situations, and therefore override the Plan with respect to any change in control of the Company affecting the awards thereunder. To provide a double-trigger mechanism as recommended by proxy advisors such as Institutional Shareholder Services, the revised grant agreements and amendments require that for the PSU or RSU awards to vest ahead of schedule upon a sale event, a recipient’s employment or engagement with the Company and its subsidiaries (or the acquiring, surviving or resulting entity) will first need to be terminated, either by the recipient for good reason or by his or her employer without cause within 2 years from the sale event. In case of early vesting of the PSU awards because of a sale event, the PSU shares thereunder will be subject to the proration described in the “Accelerated Vesting and Payout” section above.

The revised grant agreements and amendments use standard definitions for what constitutes good reason or cause that can typically be found in employment agreements. Under the revised grant agreements and amendments, before a recipient may quit for good reason, he or she will first need to provide written notice within 90 days of the underlying incident and inform his or her employer about the reason. In addition, the employer has up to 30 days to cure following such notice. Similarly, for the Company, a subsidiary thereof, or the acquiring, surviving or resulting entity to terminate a recipient with cause, which results in forfeiture of the PSU or RSU awards, the employer will need to provide notice and the recipient has up to 15 days to cure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: February 9, 2017	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer